UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) OR (g) of

The Securities Exchange Act of 1934

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	16-0383696
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, par value $0.001 per share	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e) check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e) check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333-228422

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. Description of Registrant’s Securities to be Registered.

Jacksam Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-228422), as originally filed with the Securities and Exchange Commission on November 16, 2018, as subsequently amended on January 15 and February 8, 2019.

ITEM 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are to be registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JACKSAM CORPORATION

Dated: July 5, 2019	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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